EXHIBIT 6


                             WARRANT AGREEMENT

                                  BETWEEN

                                LIVENT INC.

                                    AND

                               ROY L. FURMAN



                               June 12th, 1998



                             TABLE OF CONTENTS

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                                                                                    Page

1.      DEFINITIONS....................................................................2
               Additional Shares of Common Stock.......................................2
               Common Stock............................................................3
               Contract................................................................3
               Convertible Securities..................................................3
               Exercise Price..........................................................3
               Expiration Date.........................................................3
               Fair Market Value.......................................................3
               Holders.................................................................4
               Liens  .................................................................4
               Material Adverse Effect.................................................4
               NASDAQ .................................................................4
               1933 Act................................................................4
               Options.................................................................4
               Organizational Documents................................................4
               Other Securities........................................................4
               Person .................................................................4
               Series A Exercise Price.................................................4
               Series B Exercise Price.................................................4
               Subsidiary..............................................................4
               Underlying Shares.......................................................5
               Voting Securities.......................................................5
               Warrant Certificates....................................................5
               Warrants................................................................5

2.      ISSUE OF WARRANTS..............................................................5
               2.1    Form of Warrant Certificates.....................................5
               2.2    Execution and Delivery of Warrant Certificates...................5

3.      EXERCISE OF WARRANTS...........................................................6
               3.1    Exercise Price...................................................6
               3.2    Exercise of Warrants.............................................6
               3.3    Expiration of Warrants...........................................6
               3.4    Method of Exercise...............................................6

4.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
         FURMAN........................................................................6
               4.1    Due Authorization................................................6
               4.2    No Conflicts.....................................................7
               4.3    Consents, Approvals and Notices..................................7
               4.4    Litigation. .....................................................7
               4.5    Investor Status..................................................7
               4.6    Accredited Investor..............................................7
               4.7    No General Solicitation..........................................8
               4.8    Brokers..........................................................8

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................8
               5.1    Organization, Good Standing and Qualification....................8
               5.2    Capitalization...................................................8
               5.3    Due Authorization................................................8
               5.4    No Conflicts.....................................................9
               5.5    Compliance.......................................................9
               5.6    Consents, Approvals and Notices..................................9
               5.7    Litigation......................................................10

6.      RIGHTS OF HOLDERS.............................................................10

7.      ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.............................10
               7.1    Adjustment of Exercise Price....................................10
                      7.1.1  Issuance of Additional Shares of Common Stock............10
                      7.1.2   Extraordinary Dividends and Distributions...............11
               7.2    Treatment of Options and Convertible Securities.................11
               7.3    Treatment of Stock Dividends, Stock Splits, etc.................13
               7.4    Underwriting Discounts..........................................13
               7.5    Computation of Consideration....................................14
               7.6    Adjustments for Combinations, etc...............................15
               7.7    Dilution in Case of Other Securities............................15
               7.8    Other Dilutive Events...........................................15
               7.9    Minimum Adjustment of Exercise Price............................15
               7.10   Notice of Adjustment............................................16
               7.11   Statement on Warrants...........................................16
               7.12   Fractional Interest.............................................16

8.      CONSOLIDATION, MERGER, ETC....................................................16
               8.1    Adjustments for Consolidation, Merger, Sale of Assets,
                      Reorganization, etc.............................................17
               8.2    Assumption of Obligations.......................................17
               8.3    Other Dilutive Events...........................................17

9.      WARRANT TRANSFER BOOKS........................................................17

10.     WARRANT HOLDERS...............................................................18
               10.1   No Voting Rights................................................18
               10.2   Right of Action.................................................18

11.     COVENANTS.....................................................................19
               11.1   Reservation of shares of Common Stock...........................19
               11.2   Determinations by Board of Directors............................19

12.     MISCELLANEOUS.................................................................19
               12.1   Payment of Taxes................................................19
               12.2   Surrender of Certificates.......................................19
               12.3   Mutilated, Destroyed, Lost and Stolen Warrant Certificates......19
               12.4   Notices. .......................................................20
               12.5   Applicable Law..................................................21
               12.6   Obligations Under Investment Agreement..........................22
               12.7   Currency........................................................22
               12.8   Persons Benefitting.............................................22
               12.9   Costs and Expenses..............................................22
               12.10  Counterparts....................................................22
               12.11  Headings........................................................22

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                             WARRANT AGREEMENT


               This WARRANT AGREEMENT (this "Agreement") is made and entered into as of June 12, 1998 between Livent Inc., an Ontario corporation (the "Company"), and Roy L. Furman ("Furman").

                            W I T N E S S E T H:

               WHEREAS, the Company and Furman have entered into an Investment Agreement, dated as of June , 1998 (the "Investment Agreement"), providing for the issuance and sale of shares of Common Stock by the Company to Furman;

               WHEREAS, the Company, Garth H. Drabinsky, Myron I. Gottlieb, David R. Maisel ("Maisel"), Lynx Ventures L.P. ("LV") and Furman desire to enter into a Shareholders Agreement providing for certain rights and restrictions with respect to the Common Stock held by such parties and establishing certain terms and conditions concerning the voting of Common Stock held by the parties thereto (the "Shareholders Agreement");

               WHEREAS, in connection with the agreements above and the transactions contemplated thereby, the Company agrees to issue to Furman
(i) warrants entitling Furman to purchase 80,000 shares of Common Stock of the Company (the "Series A Warrants") at $9.00 per share (the "Series A Exercise Price") and (ii) warrants entitling Furman to purchase 80,000 shares of Common Stock (the "Series B Warrants") at $10.00 per share (the "Series B Exercise Price") (the Series A Warrants and Series B Warrants collectively the "Warrants");

               WHEREAS, the Series A Exercise Price and the Series B Exercise Price (collectively, the "Exercise Prices") are subject to adjustment as herein provided;

               WHEREAS, the certificates evidencing the Series A Warrants (the "Series A Warrant Certificates") and the Series B Warrants (the "Series B Warrant Certificates") (collectively, the "Warrant Certificates") are attached as Exhibits A and B hereto, respectively; and

               WHEREAS, the Company has received from Furman $2.00 and other good and valuable consideration.

               NOW, THEREFORE, in consideration of the foregoing, for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the recordholders of the Warrants, the Company and Furman hereby agree as follows:

1.      DEFINITIONS.

               As used in this Agreement, the following terms shall have the following meanings:

               "Additional Shares of Common Stock" means all shares of Common Stock issued or sold (or, pursuant to Section 7.2 or 7.3, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

                             (a) shares issued upon the exercise of the
                      Warrants and the warrants issued to LV pursuant to a warrant agreement between LV and the Company dated June 12th, 1998,

                             (b) shares not to exceed 2,900,000 (as
                      constituted on such date) issued upon the exercise of options granted or to be granted under the Company's stock option plans as in effect on the date hereof or under any other employee stock option or purchase plan or plans adopted or assumed after such date,

                             (c) shares issued upon the exercise of options
                      to acquire 990,000, 1,025,000 and 400,000 shares,
                      granted by the Company to CKE Associates LLC, Furman and Maisel,

                             (d) shares issued upon the conversion of the
                      Company's 8.95% Subordinated Convertible Notes due February 29, 2000,

                             (e) shares issued upon the conversion of the
                      Company's 10% Subordinated Convertible Debentures due July 28, 2003,

                             (f) such additional number of shares as may
                      become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a),
                      (b), (c), (d) and (e) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants, and

                             (g) such additional number of shares as may
                      become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a),
                      (b), (c), (d) and (e) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

               "Common Stock" means shares of Common Stock, no par value, of the Company, including any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference;

               "Contract" has the meaning set forth in Section 4.3;

               "Convertible Securities" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock;

               "Exercise Price" means the corresponding Exercise Price as set forth in the recitals;

               "Expiration Date" means the third anniversary of this Agreement;

               "Fair Market Value" means, per share of Common Stock (or equivalent equity interests) on any date specified herein,
               (a) the average of the last sale prices, regular way, on the 20 consecutive business days immediately preceding such date or, if there shall have been no sale on any such day, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is at the time listed or admitted to trading, or (b) if such common stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices on such 20 days as shown by the NASD automated quotation system; provided, however, that if such Common Stock is not then listed or admitted to trading on any national exchange or designated as a national market system security or quoted in the over-the-counter market, the Fair Market Value shall be as determined by any investment banking firm of recognized standing mutually acceptable to Furman and the Board of Directors of the Company;

               "Holders" means from time to time, the holders of the Warrants and, unless otherwise provided or indicated herein, the holders of the Underlying Shares;

               "Liens" means claims, liens, charges, restrictions, reservations and agreements, mortgages, pledges, security interests, guarantees, easements, rights of way and encumbrances of any kind or character;

               "Material Adverse Effect" shall mean a material adverse effect on the business, results of operations, prospects, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole;

               "NASDAQ" means the NASDAQ national market;

               "1933 Act" means the Securities Act of 1933, as amended;

               "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities;

               "Organizational Documents" means the articles of incorporation, certificate of incorporation, by-laws, certificates of formation, or other constitutional documents;

               "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
               Section 8 or otherwise.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

               "Series A Exercise Price" has the meaning set forth in the recitals;

               "Series B Exercise Price" has the meaning set forth in the recitals;

               "Subsidiary" means any Person of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the capital stock or other equity interest, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person;

               "Underlying Shares" means the shares of Common Stock issuable or issued upon the exercise of the Warrants;

               "Voting Securities" means stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency;

               "Warrant Certificates" has the meaning set forth in the recitals; and

               "Warrants" has the meaning set forth in the recitals.

               Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Investment Agreement.

2.      ISSUE OF WARRANTS.

               2.1 Form of Warrant Certificates. The Warrant Certificates shall be in registered form only, and shall be dated the date on which executed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

               2.2 Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock shall be executed, on the date of this Agreement, by the Company and delivered to and issued in the name of Furman. The Warrant Certificates shall be executed on behalf of the Company by its President or by any of its Vice Presidents, either manually or by facsimile signature printed thereon. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before issue and delivery thereof, such Warrant Certificates may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

3.      EXERCISE OF WARRANTS.

               3.1 Exercise Price. Each Warrant Certificate shall entitle the Holder thereof, subject to the provisions of this Agreement, to receive one share of Common Stock for each Warrant represented thereby at the corresponding Exercise Price, subject to adjustment as herein provided.

               3.2 Exercise of Warrants. The Warrants shall be exercisable in whole or in part on or prior to the Expiration Date.

               3.3 Expiration of Warrants. The Warrants shall terminate and become void at the close of business on the Expiration Date.

               3.4    Method of Exercise.

               (a) In order to exercise a Warrant the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Company at its principal office, together with the Exercise Subscription Form on the reverse of or attached to the Warrant Certificate duly executed, accompanied by payment, in cash or by certified or by official bank check payable to the order of the Company, in the amount equal to the Exercise Price multiplied by the number of Warrants being exercised.

               (b) If fewer than all the Warrants represented by a Warrant Certificate are surrendered for exercise, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall be executed by the Company. The new Warrant Certificate shall be registered in such name or names as may be directed in writing by the Holder and delivered to the Person or Persons entitled to receive the same.

               (c) Upon exercise of a Warrant in conformity with the foregoing provisions, the Company shall issue or cause to be issued in the name of and delivered to the Holder of such Warrant or, subject to Section 12.1, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled upon such exercise together with an amount in cash in lieu of any fraction of a share as provided in Section 7.12.

4.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF FURMAN.

               Furman represents and warrants to the Company that:

               4.1 Due Authorization. Furman has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby. This Agreement has been, and upon execution and delivery thereof to the Company will be, duly executed and delivered on behalf of Furman and will constitute legal valid and binding obligations of Furman enforceable against Furman by the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights and subject to the qualification that specific performance and injunction, being equitable remedies, may only be granted in the discretion of a court of competent jurisdiction.

               4.2 No Conflicts. The authorization, execution, delivery and performance by Furman of this Agreement is not in conflict with and does not and will not result in a breach of and does not and will not create a state of facts which after notice or lapse of time or both will result in a breach of any of the terms or provisions of any statute, law, regulation, court order or decision to which Furman is subject, or any material indenture, instrument, agreement or undertaking to which Furman is a party or by which Furman or the properties and assets of Furman are or may become bound or results or would result in the creation or imposition of any Lien upon any of the properties or assets of Furman.

               4.3 Consents, Approvals and Notices. The execution and delivery of this Agreement by Furman and the consummation by Furman of the transactions contemplated hereby does not require any (a) material consent, authorization, order or approval of, filing or registration with, or notice to, any governmental or regulatory authority, which has not otherwise been obtained or (b) material consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any party to any material mortgage, indenture, lease, franchise, license, permit, agreement or instrument (each, a "Contract") to which Furman is a party or by which any of his assets or properties are bound, which has not been otherwise obtained.

               4.4 Litigation. There is no action, suit or proceeding pending or, to the knowledge of Furman, threatened, before any court against Furman which challenges the validity or the propriety of the transactions contemplated by this Agreement.

               4.5 Investor Status. Furman has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his acquisition of Warrants or purchase of Underlying Shares and is able to bear the economic risks of such investment.

               4.6 Accredited Investor. Furman is an "accredited investor" as defined in Rule 501(a) under the 1933 Act. Furman is acquiring the Warrants for its own account and not with a view to any resale, distribution or other disposition of the Warrants in violation of the United States securities laws.

               4.7 No General Solicitation. Furman acknowledges that he has not acquired the Warrants as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the 1933
Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

               4.8 Brokers. No broker, investment banker, financial advisor or other person or entity is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Furman or any of its affiliates except as provided for in the Investment Agreement.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to Furman that:

               5.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated and organized and is validly subsisting under the laws of the Province of Ontario. The Company has all requisite power and authority to own, lease and operate the property and assets it now owns, leases and operates and to conduct its business as presently conducted and as proposed to be conducted and to execute and deliver this Agreement. The Company is duly qualified and licensed as a corporation to conduct its business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, leased or operated by it makes such qualification or licensing necessary, except for such failures to be so duly qualified and licensed and in good standing which will not in the aggregate have a Material Adverse Effect.

               5.2 Capitalization. The authorized capital of the Company consists of (i) an unlimited number of shares of Common Stock of which on the date hereof there are 18,071,235 outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights, other than those contemplated by the Shareholders Agreement and the THL Voting Agreement, and (ii) an unlimited number of First Preferred Shares, of which on the date hereof there are none outstanding.

               5.3 Due Authorization. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to issue and deliver the Warrants and to consummate the transactions contemplated hereby; this Agreement has been, and upon execution and delivery thereof to Furman will be, duly executed and delivered on behalf of the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company by Furman in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights and subject to the qualification that specific performance and injunction, being equitable remedies, may only be granted in the discretion of a court of competent jurisdiction.

               5.4 No Conflicts. Except as otherwise required by the Investment Canada Act, none of: (i) the authorization, execution, delivery and performance by the Company of this Agreement, or (ii) the issuance and delivery of the Warrants, results or would result in the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or is in conflict with or does or will result in a breach by the Company of or does or will create a state of facts which after notice or lapse of time or both will result in a breach by the Company of any of the terms or provisions of (a) the Organizational Documents of the Company or any of its Subsidiaries, (b) the resolutions of the directors or shareholders of the Company, (c) any statute, law, regulation, court order or decision to which the Company is subject or (d) any material indenture, instrument, agreement or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or the properties or assets of the Company or any of its Subsidiaries are or may become bound, excluding from such clauses
(c) and (d), such breaches or violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               5.5 Compliance. Neither the Company nor any of the Subsidiaries is in violation of any term or provision of (a) their respective Organizational Documents, (b) any agreement or instrument to which any of them is a party or by which any of them or their respective assets are bound, including any existing license to conduct business, note, bond, mortgage, indenture, contract, lease, permit, franchise or other instrument, or (c) any applicable law, excluding from such clauses (b) and
(c), such violations that, in the aggregate, have not had, or could not reasonably be expected to have, a Material Adverse Effect.

               5.6 Consents, Approvals and Notices. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not, require any (a) consent, approval, authorization, registration, qualification, declaration, filing, governmental approval or other action by, or filing with or notification to, any third party or any governmental authority or (b) the execution, delivery and performance of this Agreement and the acquisition of the Warrants and the consummation of the transactions contemplated hereby shall not trigger any change of control or ownership provisions or clauses in any agreement, arrangement, understanding or contract, whether formal or informal, written or oral, or subject the Company or its Subsidiaries to any predetermined adverse alteration or modification in any ongoing relationship (without consideration of the change of control or ownership provision or the provision for the predetermined adverse alteration or modification as part of the ongoing relationship).

               5.7 Litigation. There is not now pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor has the Company received notice in respect of, any claim or potential claim which could lead to any litigation, action, suit or other proceeding by or before any court, tribunal, governmental agency or authority, securities commission or regulatory body in Canada or the United States that may seek to enjoin the transactions contemplated herein or that, if successful, would have in the aggregate a Material Adverse Effect.

6.      RIGHTS OF HOLDERS.

               Each Holder hereby agrees that if such Holder is not a party to the Shareholders Agreement, then such Holder will take all necessary and appropriate steps to become a party to the Shareholders Agreement. For this purpose, the Warrants and such Underlying Shares shall be subject to the restrictions, and entitled to the benefits, to the extent provided in the Shareholders Agreement with respect to shares of Common Stock held by a "Shareholder" (as defined in the Shareholders Agreement).

7.      ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

               7.1    Adjustment of Exercise Price.

                      7.1.1 Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7.2 or 7.3) without consideration or for a consideration per share less than Fair Market Value, then, and in each such case, subject to Section 7.9, the Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction

                           (1) the numerator of which shall be (i) the
number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Fair Market Value, and

                           (2) the denominator of which shall be the number
of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 7.1.1, immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 7.2 or 7.3, such Additional Shares of Common Stock shall be deemed to be outstanding.

                      7.1.2 Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or (b) a regular periodic cash dividend at a rate not in excess of 110% of the rate of the last regular periodic cash dividend theretofore paid, then, and in each such case, subject to
Section 7.8, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction

               (x) the numerator of which shall be the Fair Market Value on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

               (y) the denominator of which shall be such Fair Market
        Value.

               7.2 Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7.5) of such shares would be less than Fair Market Value on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

               (a) no further adjustment of the Exercise Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of
        (x) a change of control of the Company, (y) the acquisition by any Person or group of Persons of any specified number or percentage of the Voting Securities of the Company or (z) any similar event or occurrence, each such case to be deemed hereunder to involve a separate issuance of Additional Shares of Common Stock, Options or Convertible Securities, as the case may be;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

               (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                      (i) in the case of Options for Common Stock or
               Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                      (ii) in the case of Options for Convertible
               Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 7.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

               (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

               (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

               7.3 Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued
(a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

               7.4 Underwriting Discounts. For the purposes of this Section 7, there shall be no adjustment to the Exercise Price of any Warrant pursuant to this Section 7 if Additional Shares of Common Stock are issued to an underwriter at less than current market value due to the application of ordinary and customary underwriting discounts.

               7.5 Computation of Consideration. For the purposes of this
Section 7,

               (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                      (i) insofar as it consists of cash, be computed at
               the net amount of cash received by the Company,

                      (ii) insofar as it consists of property (including
               securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and

                      (iii) in case Additional Shares of Common Stock are
               issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

               (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 7.2, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                      (i) the total amount, if any, received and receivable
               by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                      (ii) the maximum number of shares of Common Stock (as
               set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

               (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 7.3, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

               7.6 Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               7.7 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 7, the purchase rights granted by this Agreement, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 7 with respect to the Exercise Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the Holders of the Warrants against the effect of such dilution.

               7.8 Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 7 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Agreement in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 7, necessary to preserve, without dilution, the purchase rights represented by each Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of each Warrant and shall make the adjustments described therein.

               7.9 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 7 would be less than one tenth (1/10) of one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Exercise Price.

               7.10 Notice of Adjustment. Whenever the number of shares of Common Stock issuable upon the exercise of a Warrant is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to each Holder, notice of such adjustment or adjustments setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Notwithstanding the foregoing, the Company's failure to send notice to each Holder pursuant to this Section 7.10 shall under no circumstances be interpreted to mean that an adjustment is not required.

               7.11 Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

               7.12 Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the Fair Market Value per Share, multiplied by such fraction computed to the nearest whole cent.

8.      CONSOLIDATION, MERGER, ETC.

               8.1 Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section
7.1.1 or 7.1.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement, the Holder of a Warrant, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which such Holder would have been entitled upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 7 and this Section 8.

               8.2 Assumption of Obligations. Notwithstanding anything contained in the Warrants or in the Investment Agreement to the contrary, the Company will not effect any of the transactions described in clauses
(a) through (d) of Section 8.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of a Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of such Warrant, (a) the obligations of the Company under the Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under the Warrant) and (b) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 8, such Holder may be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Agreement shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 8) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of a Warrant or the exercise of any rights pursuant thereto.

               8.3 Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 8 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Agreement in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 8, necessary to preserve, without dilution, the purchase rights represented by this Agreement. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

9.      WARRANT TRANSFER BOOKS.

               The Warrant Certificates shall be issued in registered form only. The Company shall keep a register at its office in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided. At the option of the Holder, Warrant Certificates may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute the Warrant Certificates that the Holder making the exchange is entitled to receive. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and duly executed by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates. Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company and all other persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company may treat the registered Holder thereof as the owner for all purposes.

10.     WARRANT HOLDERS.

               10.1 No Voting Rights. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of shareholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

               10.2 Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Holder of any other Warrant, may, in such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.

11.     COVENANTS.

               11.1 Reservation of shares of Common Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of issuing upon exercise of Warrants as herein provided, such number of shares of voting Common Stock or non-voting Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

               11.2 Determinations by Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Agreement shall be made in good faith with due regard to the interests of the Holder of a Warrant, and in accordance with good financial practice.

12.     MISCELLANEOUS.

               12.1 Payment of Taxes. The Company shall pay all issuance or transfer taxes and similar governmental charges that may be imposed on the Company in connection with the issuance of the Warrants or any securities deliverable upon exercise of Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other governmental charge imposed in connection with any transfer involved in the issue of any certificate for Underlying Shares or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or pay any cash until such tax or governmental charge has been paid or it has been established to the Company's satisfaction that no such tax or other governmental charge is due.

               12.2 Surrender of Certificates. Any Warrant Certificate surrendered for exercise shall be delivered to the Company, promptly cancelled and not reissued by the Company. The Company shall destroy such cancelled Warrant Certificates.

               12.3 Mutilated, Destroyed, Lost and Stolen Warrant
Certificates.

                (a) If (i) any mutilated Warrant Certificate is surrendered to the Company or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

               (b) Upon the issuance of any new Warrant Certificate under this Section 12.3. the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of counsel to the Company) in connection therewith.

               (c) Every new Warrant Certificate executed and delivered pursuant to this Section 12.3 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

               (d) The provisions of this Section 12.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

               12.4 Notices. All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein. All notices shall be deemed to have been duly given upon confirmation by telecopy if delivered by telecopy or by hand, or one day after sending by overnight delivery service, or five days after sending by certified mail, postage prepaid, return receipt requested to the respective addresses of the parties set forth below:

               Notice to the Company shall be addressed as follows:

                             Livent Inc.
                             Suite 600
                             165 Avenue Road
                             Toronto, Ontario
                             Canada M5R 2H7
                             Fax No.:  (416) 324-5535

                             Attention:     Garth H. Drabinsky and
                                            Myron I. Gottlieb

                      with a copy to:

                             Shearman & Sterling
                             Commerce Court West
                             199 Bay Street
                             P.O. Box 247, Suite 4405
                             Toronto, Ontario
                             Canada M5L 1E8
                             Fax No.:  (416) 360-2958

                             Attention:     Brice T. Voran

               Notices to Furman shall be addressed as follows:

                             c/o Schulte, Roth & Zabel
                             900 Third Avenue
                             New York, NY 10022
                             U.S.A.
                             Fax No.:  (212) 593-5955

                             Attention:     Burton Lehman

                      with a courtesy copy to:

                             Skadden, Arps, Slate, Meagher & Flom LLP
                             919 Third Avenue
                             New York, New York 10022-3897
                             U.S.A.
                             Fax No.:  (212)  735-2000

                             Attention:     Eric L. Cochran

By notice complying with the foregoing provisions of this Section 12.4, each party shall have the right to change the notice address for future notices and communications to such party.

               12.5 Applicable Law. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

               12.6 Obligations under Investment Agreement. Nothing in this Agreement shall be deemed to modify any of the Company's obligations under the Investment Agreement.

               12.7 Currency. All amounts are in U.S. dollars unless otherwise noted.

               12.8 Persons Benefitting. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

               12.9 Costs and Expenses. Any costs and expenses incurred in connection with services provided by any (i) independent public accountant pursuant to section 7.8 of this Agreement or (ii) investment banking firm pursuant to sections 7.1, 7.2 and 8.3 of this Agreement, shall be borne by the parties hereto in equal amounts.

               12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

               12.11 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed, as of the day and year first above written.


                             LIVENT INC.


                             By: /s/ Garth H. Drabinsky
                                 ------------------------------
                                 Name:  Garth H. Drabinsky
                                 Title: Chairman and
                                        Chief Executive Officer



                             By: /s/ Roy L. Furman
                                 ------------------------------
                                 Roy L. Furman




                                                                  EXHIBIT A

                    FORM OF FACE OF WARRANT CERTIFICATE

                                  SERIES A
                        WARRANTS TO PURCHASE SHARES
                        OF LIVENT INC. COMMON STOCK

No. 1                                        Certificate for 80,000 Warrants


               This certifies that Roy L. Furman, or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to receive from Livent Inc., an Ontario corporation (the "Company"), one common share ("Common Share") of the Company ("Shares"), at the exercise price (the "Exercise Price") of US$9.00 per share, subject to adjustment upon the occurrence of certain events.

               This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of June 12th, 1998 (the "Warrant Agreement"), between the Company and Furman as named therein, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company and the Holders of the Warrants.

               The Warrants represented by this Warrant Certificate shall be exercisable prior to the close of business on the Expiration Date.

               The Exercise Price and the number of Shares issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

               All Shares issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

               In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the office of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the Underlying Shares as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be in accordance with Section 3.4(a) of the Warrant Agreement.

               The Company shall pay all issuance and transfer taxes and similar governmental charges that may be imposed on the Company in connection with the issuance of the Warrants or any securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Underlying Shares or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

               Subject to compliance with the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Company, duly endorsed by, or accompanied by a written instrument of transfer substantially in the form of the attached Form of Assignment or otherwise in a form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed. Upon any partial transfer, the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

               No service charge shall be made for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Each Holder of this Warrant Certificate by taking or holding the same consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by a Warrant agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company may treat the registered Holder hereof as owner for all purposes.

               This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

               All terms used in this Warrant Certificate and not defined herein that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


Dated: June __, 1998
                                    LIVENT INC.


                                    By:_____________________________
                                    Name:  Garth H. Drabinsky
                                    Title: Chairman and
                                           Chief Executive Officer



              FORM OF REVERSE OF SERIES A WARRANT CERTIFICATE
                         EXERCISE SUBSCRIPTION FORM
               (To be executed only upon exercise of Warrant)



To:  LIVENT INC.

               The undersigned irrevocably exercises ________ of the Warrants for the acquisition of one Common Share (subject to adjustment), no par value, (a "Share"), of Livent Inc. (the "Company"), for each Warrant represented by the Warrant Certificate and herewith makes payment of $____ (such payment being in cash or by certified or official bank check payable to the order of the Company), all at the Exercise Price and on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date: ________________, ___


                                            _______________________________(1)
                                            (Signature of Owner)


                                            _________________________________
                                            (Street Address)


                                            _________________________________
                                            (City)          (State) (Zip Code)


                                            Signature Guaranteed by:


                                            __________________________________

_______________

  (1) Signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.




Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:




                             FORM OF ASSIGNMENT


               FOR VALUE RECEIVED the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the enclosed Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the enclosed Warrant Certificate, with respect to the number of Warrants set forth below:


                             SOCIAL SECURITY
                             OR OTHER
                             IDENTIFYING
NAME OF                      NUMBER OF                NAME OF
ASSIGNEES       ADDRESS      ASSIGNEE(S)              WARRANTS
----------      -------      ---------------          --------

and does hereby irrevocably constitute and appoint Livent Inc. the undersigned's attorney to make such transfer on the books of Livent Inc. maintained for that purpose, with full power of substitution in the premises.

Date: _________________, ___



                             __________________________________(1)
                             (Signature of Owner)


                             ____________________________________
                             (Street Address)


                              ___________________________________
                              (City)              (State) (Zip Code)


                              SIGNATURE GUARANTEED BY:



                              __________________________________


______________

  (1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.




                                                                  EXHIBIT B

                    FORM OF FACE OF WARRANT CERTIFICATE

                                  SERIES B
                        WARRANTS TO PURCHASE SHARES
                        OF LIVENT INC. COMMON STOCK

No. 1                                        Certificate for 80,000 Warrants


               This certifies that Roy L. Furman, or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to receive from Livent Inc., an Ontario corporation (the "Company"), one common share ("Common Share") of the Company ("Shares"), at the exercise price (the "Exercise Price") of US$10.00 per share, subject to adjustment upon the occurrence of certain events.

               This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of June 12th, 1998 (the "Warrant Agreement"), between the Company and Furman as named therein, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company and the Holders of the Warrants.

               The Warrants represented by this Warrant Certificate shall be exercisable prior to the close of business on the Expiration Date.

               The Exercise Price and the number of Shares issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

               All Shares issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

               In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the office of the Company, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the Underlying Shares as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be in accordance with Section 3.4(a) of the Warrant Agreement.

               The Company shall pay all issuance and transfer taxes and similar governmental charges that may be imposed on the Company in connection with the issuance of the Warrants or any securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Underlying Shares or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

               Subject to compliance with the Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Company, duly endorsed by, or accompanied by a written instrument of transfer substantially in the form of the attached Form of Assignment or otherwise in a form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed. Upon any partial transfer, the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

               No service charge shall be made for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Each Holder of this Warrant Certificate by taking or holding the same consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by a Warrant agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company may treat the registered Holder hereof as owner for all purposes.

               This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

               All terms used in this Warrant Certificate and not defined herein that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


Dated: June ___, 1998
                                LIVENT INC.


                                By:_____________________________
                                   Name:  Garth H. Drabinsky
                                   Title: Chairman and
                                          Chief Executive Officer



              FORM OF REVERSE OF SERIES B WARRANT CERTIFICATE
                         EXERCISE SUBSCRIPTION FORM
               (To be executed only upon exercise of Warrant)



To:  LIVENT INC.

               The undersigned irrevocably exercises __________ of the Warrants for the acquisition of one Common Share (subject to adjustment), no par value, (a "Share"), of Livent Inc. (the "Company"), for each Warrant represented by the Warrant Certificate and herewith makes payment of $____ (such payment being in cash or by certified or official bank check payable to the order of the Company), all at the Exercise Price and on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date: ________________, __

                                            _______________________________(1)
                                            (Signature of Owner)


                                             _______________________________
                                             (Street Address)


                                             ________________________________
                                             (City)      (State)   (Zip Code)


                                             Signature Guaranteed by:



                                             ________________________________

___________

  (1) Signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.



Securities and/or check to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:


Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:


Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:




                             FORM OF ASSIGNMENT


               FOR VALUE RECEIVED the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the enclosed Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the enclosed Warrant Certificate, with respect to the number of Warrants set forth below:


                             SOCIAL SECURITY
                             OR OTHER
                             IDENTIFYING
NAME OF                      NUMBER OF                NAME OF
ASSIGNEES       ADDRESS      ASSIGNEE(S)              WARRANTS
---------       -------      ---------------          --------


and does hereby irrevocably constitute and appoint Livent Inc. the undersigned's attorney to make such transfer on the books of Livent Inc. maintained for that purpose, with full power of substitution in the premises.

Date: _________________,  __


                                   ________________________(1)
                                   (Signature of Owner)


                                    __________________________
                                    (Street Address)


                                    ___________________________
                                    (City)    (State)  (Zip Code)


                                    SIGNATURE GUARANTEED BY:


                                    _____________________________

_____________

 (1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.